Exhibit 10.37
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLIC DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
Execution Version
FIFTEENTH AMENDMENT TO CREDIT AGREEMENT
This Fifteenth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 7th day of December, 2020, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.
W I T N E S S E T H:
1.WHEREAS, the Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);
2.WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to the Borrower;
3.WHEREAS, the Lenders have agreed to a redetermination of the Borrowing Base, which redetermination shall constitute the Scheduled Redetermination to occur on or about November 1, 2020;
4.WHEREAS, the Borrower has requested that the Lenders approve the form of Permitted Advance Payment Agreement (the “Fifteenth Amendment Permitted Advance Payment Agreement”) and the Commercial Contracts (as defined in the Permitted Advance Payment Agreement, herein, the “Fifteenth Amendment Commercial Contracts”) in the forms attached as Exhibit A and the form of Subordination Agreement in the form attached as Exhibit B (the “Fifteenth Amendment Subordination Agreement”);
5.WHEREAS, the parties desire to enter into this Amendment to make certain amendments and modifications, in each case upon the terms and conditions set forth herein and in each case to be effective as of the Fifteenth Amendment Effective Date (as defined below);
6.WHEREAS, the Administrative Agent, the Borrower and the Lenders party hereto, which constitute at least the Required Revolving Credit Lenders, have agreed to enter into this

US 7513942v.7

Amendment to amend the Credit Agreement and to set the Borrowing Base pursuant to the Scheduled Redetermination, as more particularly set forth herein;
7.NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Credit Parties, the Administrative Agent and the Lenders hereto hereby agree as follows:
Section 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is, effective as of the Fifteenth Amendment Effective Date, hereby amended in the manner provided in this Section 1.
a.Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended to insert the following definitions therein in appropriate alphabetical order which shall read in full as follows:
“Accounts Payable” means all accounts payable and all accrued expenses and liabilities to third parties or other obligations of such Person to pay the deferred purchase price of Property or services.
“Commercial Contract” has the meaning set forth in the definition of Permitted Advance Payment Agreement.
“Fifteenth Amendment” means that certain Fifteenth Amendment, dated as of December 7th, 2020, by and among the Parent, the Borrower, the Administrative Agent and the other parties thereto.
“Fifteenth Amendment Permitted Advance Payment Agreement” has the meaning set forth in the Fifteenth Amendment.
“Fifteenth Amendment Subordination Agreement” has the meaning set forth in the Fifteenth Amendment.
“Initial Permitted Advance Payment Amount” has the meaning set forth in Section 8.01(y).
“Outstanding Permitted Advance Payment Amount” has the meaning set forth in Section 8.01(y).
“Required Availability Amount” means an amount, as of the relevant date of determination, equal to (a) (i) from December 31, 2020 through and including, June 29, 2021, $15,000,000 and (ii) from June 30, 2021 and thereafter, $20,000,000, plus (b) one-half (1/2) of the Outstanding Permitted Advance Payment Amount, plus (c) to the extent not included in the Outstanding Permitted Advance Payment Amount in the foregoing clause (b), one half (1/2) of any Initial Permitted Advance Payment Amount.

“Shortfall Payment” means a cash payment required to be made on a monthly basis in lieu of delivery of crude oil and solely due to under delivery of crude oil pursuant to the terms of any applicable Permitted Advance Payment Agreement; which repayment under any Permitted Advance Payment Agreement shall be substantially in accordance with the requirements of clause 4.5.3(ii) of the Fifteenth Amendment Advance Payment Agreement.
b.Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended to amend and restate the definition of “Permitted Advance Payment Agreement” therein which shall read in full as follows:
“Permitted Advance Payment Agreement” means any agreement between any Credit Party and any Person pursuant to which such Credit Party agrees to sell production from Oil and Gas Properties pursuant to one or more Commercial Contracts (as defined in such Permitted Advance Payment Agreement) to such Person in exchange for one or more advance payments from such Person, in form and substance (a) substantially consistent, and otherwise in form reasonably satisfactory to the Administrative Agent, with the Fifteenth Amendment Permitted Advance Payment Agreement; provided that the following additions and changes to the Fifteenth Amendment Permitted Advance Payment Agreement shall be deemed not to be substantially consistent with the Fifteenth Amendment Permitted Advance Payment Agreement: any existence of minimum volume commitments, more punitive advance life coverage ratio, additional or inconsistent termination or prepayment provisions (of any kind, including as they relate to the Commercial Contracts), collateral or guarantee requirements, the removal of the requirement that such contract be subordinated on the same terms to the claims of the Lenders or any other economic change which is adverse to any Credit Party or the interests of the Lenders; or (b) reasonably satisfactory to the Required Revolving Credit Lenders.
c.Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended to amend and restate the definition of “Senior Secured Leverage Ratio” therein which shall read in full as follows:
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Senior Secured Obligations plus (ii) solely to the extent not constituting Senior Secured Obligations, Accounts Payable which are more than ninety (90) days past the date of invoice, in each case, as of such date to (b) EBITDAX for the four fiscal quarters ending on such date.
d.Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended to amend and restate the definition of “Subordination Agreement” therein which shall read in full as follows:
“Subordination Agreement” means any subordination agreement subordinating the Credit Parties’ obligations under any Permitted Advance Payment Agreement to the Credit Parties’ Secured Obligations, in form and substance (a) substantially consistent, and otherwise in form reasonably satisfactory to the Administrative Agent, with the

Fifteenth Amendment Subordination Agreement; provided that any removal of any requirement that the counterparty thereto is not subordinate on the same terms of payment, any removal of any pledge or security interest granted by such counterparty or any other change to the priority of security or payment subordination set forth therein shall be deemed not to be substantially consistent with such subordination agreement; or (b) reasonably satisfactory to the Required Revolving Credit Lenders.
e.Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended to insert “(c), “ immediately after each instance of “(a), (b), ” in the definition of “Total Debt” therein.
f.Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended to:
(i)Amend and restate the final paragraph thereof as follows:
Each request for a Borrowing of Loans under Section 2.02 and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the matters specified in Section 6.02(a), (b), (d) and (e).
(ii)insert a new clause (e) immediately after clause (d) therein which shall read in full as follows:
(e) During the Covenant Relief Period, at the time of and on a pro forma basis, immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed an amount equal to (i) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders minus (ii) the Required Availability Amount (or such lesser amount as consented to by the Required Revolving Credit Lenders).
g.Amendment to Section 8.01. Section 8.01 of the Credit Agreement is hereby amended to insert the following new clauses (x) and (y) in appropriate alphabetical order thereto which shall read in full as follows:
(x)    Accounts Payable Aging.    No later than fourteen (14) days after the end of each calendar month, a report in form reasonably acceptable to the Administrative Agent, detailing (i) the aggregate amounts and days outstanding for all Accounts Payable as of the end of such prior calendar month, segregated into categories of (A) less than or equal to thirty (30), (B) less than or equal to sixty (60), (C) less than or equal to ninety (90) and (D) greater than ninety (90), in each case, days outstanding from both the date of invoice and the due date thereof and (ii) with respect to any Accounts Payable which are outstanding more than ninety (90) days from the date of invoice or the due date thereof, to whom such Accounts Payable are owed and any supporting information reasonably requested by the Administrative Agent.

(y)    Permitted Advance Payment Agreement Reporting. (i) No later than fourteen (14) days after the end of each calendar month, a certificate of a Responsible Officer of the Borrower (A) setting forth all amounts outstanding under each Permitted Advance Payment Agreement as of the end of such prior calendar month (such aggregate amount outstanding under all Permitted Advance Payment Agreements, the “Outstanding Permitted Advance Payment Amount”), (B) setting forth the aggregate amount paid and volume of oil delivered (if any) by any Credit Party under each Permitted Advance Payment Agreement during such prior calendar month, and (C) certifying that the information set forth in such certificate is true and correct and (ii) no later than three (3) days after the execution of any Permitted Advance Payment Agreement, a certificate of a Responsible Officer of the Borrower (A) setting forth the initial amount outstanding under such Permitted Advance Payment Agreement (such amount, an “Initial Permitted Advance Payment Amount”) and (B) certifying that the information set forth in such certificate is true and correct.
h.Amendment to Section 8.02(d). Section 8.02(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(d)    the occurrence of any event which requires any payment of the Credit Parties’ obligations (including prior to the original due date thereof) or results in the termination of any Permitted Advance Payment Agreement prior to the initial stated maturity date thereof.
i.Amendment to Section 8.16. Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 8.16    Minimum Hedging Requirement. Minimum Hedging Requirement. Within ten (10) Business Days after the first funding under any Permitted Advance Payment Agreement, the Credit Parties shall enter into and maintain Swap Agreements (with price floors reasonably satisfactory to the Administrative Agent), where net notional volumes (when aggregated with other commodity Swap Agreements then in effect) are not less than one hundred percent (100%) of the total amount of production required to be sold under all Permitted Advance Payment Agreements on a monthly basis sufficient to cover the monthly amortization payments under all then existing Permitted Advance Payment Agreements until the final scheduled payment thereunder.
j.Amendment to Section 9.01(c). Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)    Interest Coverage Ratio. The Parent will not (i) as of last day of the fiscal quarters ending (x) June 30, 2020 and (y) September 30, 2020, in each case, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0, (ii) as of the last day of the fiscal quarters ending December 31, 2020 and March 31, 2021, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 1.5 to 1.0, (iii) as of the last day of the fiscal quarters ending June 30, 2021 and

September 30, 2021, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.0 to 1.0, and (iv) as of the last day of any fiscal quarter thereafter, commencing on the fiscal quarter ending
December 31, 2021, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.
k.Amendment to Section 9.02(l). Section 9.02(l) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(l)    Unsecured Debt constituting obligations under Permitted Advance Payments Agreements in an aggregate amount for all such Permitted Advance Payment Agreements not to exceed $25,000,000.00 (or such greater amount as consented to by the Required Revolving Credit Lenders); provided that (a) a Subordination Agreement (including the Fifteenth Amendment Subordination Agreement) shall be executed concurrently with any such Permitted Advance Payment Agreement (including the Fifteenth Amendment Permitted Advance Payment Agreement), and such Permitted Advance Payment Agreement (including the Fifteenth Amendment Permitted Advance Payment Agreement) shall remain subject to such Subordination Agreement (including the Fifteenth Amendment Subordination Agreement), (b) on or before the date of execution of any such Permitted Advance Payment Agreement (including the Fifteenth Amendment Permitted Advance Payment Agreement), the Administrative Agent shall have received an opinion of special Colombian counsel regarding such Subordination Agreement (including the Fifteenth Amendment Subordination Agreement), including that such Subordination Agreement (including the Fifteenth Amendment Subordination Agreement) is enforceable against the creditor of such Debt (such creditor being the Person purchasing Oil and Gas under the applicable Permitted Advance Payment Agreement), and covering such other matters and otherwise in form and substance satisfactory to the Administrative Agent and (c) no amounts shall be outstanding under any Permitted Advance Payment Agreement and no Credit Party shall make a utilization under a Permitted Advance Payment Agreement if it results in scheduled amortization (whether by way of cash or the delivery of Oil and Gas under a Commercial Contract or otherwise), in each case, at any time after January 29, 2022, without the prior written consent of the Required Revolving Credit Lenders.
l.Amendment to Sections 9.04(b)(ii)(A) and (B). Sections 9.04(b)(ii)(A) and (B) of the Credit Agreement are each hereby amended to insert the following proviso immediately after the first reference of “seventy five percent (75%)” in each such provision:
; provided that the Credit Parties may make up to four (4) Shortfall Payments in total, with no more than two (2) Shortfall Payments being paid on or before June 30, 2021 and no more than two (2) Shortfall Payments being paid on or after July 1, 2021 and on or before December 31, 2021, in each case, if it is otherwise unable to meet the criteria set forth in this clause (1)
m.Amendment to Section 9.04(c). Section 9.04(c) of the Credit Agreement is amended to (a) delete “or” immediately before “(C)” therein and insert “, ” in lieu thereof and (b) insert “or (D) any amendment, modification or waiver which is not deemed to be substantially consistent with the

Fifteenth Amendment Permitted Advance Payment Agreement as set forth in the definition of “Permitted Advance Payment Agreement” shall be deemed adverse to the Lenders” immediately before the “.” at the end of such subsection.
n.Amendment to Article IX. Article IX of the Credit Agreement is hereby amended to insert a new Section 9.21 in appropriate numerical order thereto which shall read in full as follows:
Section 9.21.    Required Availability Amount.    At all times until the Covenant Relief Period Expiration Date, the Credit Parties shall not permit the aggregate Revolving Credit Exposure for all Revolving Credit Lenders to exceed an amount equal to (a) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders minus (b) the Required Availability Amount; provided that (a) if the Required Availability Amount increases by an Initial Advance Payment Amount as a result of the execution of a Permitted Advance Payment Agreement, such increase shall become effective five (5) Business Days after execution of such Permitted Advance Payment Agreement solely for purposes of this Section 9.21 and (b) neither this Section 9.21 not the definition of “Required Revolving Availability Amount” may be amended without the consent of the Administrative Agent and the Required Revolving Credit Lenders.
o.Amendment to Section 10.01(q). Section 10.01(q) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(q)    any event or circumstance occurs which requires any Credit Party to make any payment under any Permitted Advance Payment Agreement prior to the original due date thereof, whether by acceleration or otherwise (but excluding, for clarity, any Shortfall Payments permitted to be made pursuant to Section 9.04(b)(ii)) or which results in the termination of any Permitted Advance Payment Agreement prior to the initial stated termination date thereof.
p.Amendment to Section 10.01. Section 10.01 of the Credit Agreement is hereby amended to insert a new clause (r) in appropriate alphabetical order thereto which shall read in full as follows:
(r)    the failure of any Person to whom a Permitted Advance Payment Agreement is assigned to comply with the requirement that, at the time of such assignment, such Person enter into an acknowledgment and acceptance letter recognizing the existence of, or an agreement agreeing to be bound by, the applicable Subordination Agreement in form and substance reasonably satisfactory to the Administrative Agent.
q.Amendment to Article XI. Article XI of the Credit Agreement is hereby amended to insert a new Section 11.15 in appropriate numerical order thereto, which shall read in full as follows:
Section 11.15    Subordination Agreement.
(a)    Each of the Lenders, the Issuing Bank and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the execution of any Permitted Advance Payment Agreement, any Subordination Agreement and (ii) any documents relating thereto.
(b)    Each of the Lenders, the Issuing Bank and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Subordination Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Subordination Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Subordination Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Subordination Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of any Subordination Agreement.
(c)    The Administrative Agent shall have the benefit of the provisions of Article XII with respect to all actions taken by it pursuant to this Section 11.15 or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.
Section 2.Redetermination of Borrowing Base. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Lenders hereby agree that for the period from and including the Fifteenth Amendment Effective Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base, including under Section 2.08(e), Section 2.08(f) or Section 2.08(g) of the Credit Agreement, whichever occurs first, the amount of the Borrowing Base shall be reduced from $225,000,000 to $215,000,000, which redetermination of the Borrowing Base shall constitute the November 1, 2020 Scheduled Redetermination of the Borrowing Base. This Section 2 constitutes the New Borrowing Base Notice for the November 1, 2020 Scheduled Redetermination of the Borrowing Base.
Section 3.Consent to Execution. The Administrative Agent and each Lender, by executing this Amendment, hereby consent to the execution and delivery of the Fifteenth Amendment Permitted Advance Payment Agreement, the Fifteenth Amendment Commercial Contracts and the Fifteenth Amendment Subordination Agreement, in each case, with [***], on the terms and conditions, and subject to the limitations, in each case set forth herein and in the Credit Agreement (as amended by this Amendment). The consent set forth in this Section 3 is a one-time consent only to the execution and delivery of the Fifteenth Amendment Permitted Advance Payment Agreement, the Fifteenth Amendment Commercial Contracts and the Fifteenth Amendment Subordination Agreement, in each case explicitly subject to the terms, conditions and limitations in the Credit Agreement (as amended by this Amendment) and shall not be deemed or construed to be, and the Credit Parties agree that it is not, a waiver of any or all of such terms, conditions and limitations. The consent set forth in this Section 3 shall not obligate the Administrative Agent or the Lenders to waive any such term, condition or limitation or consent to the breach of any such term, condition or limitation in the future and does not constitute a course of dealing among the parties.
Section 4.Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived by the Required Revolving Credit Lenders (the “Fifteenth Amendment Effective Date”):
a.Counterparts. Administrative Agent shall have received from the Lenders constituting at least the Required Revolving Credit Lenders, the Parent, the Borrower and Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.
b.Approval of the Fifteenth Amendment Permitted Advance Payment Agreement, the Fifteenth Amendment Commercial Contracts and the Fifteenth Amendment Subordination Agreement. The Administrative Agent shall have received confirmation that the Lenders constituting at least the Required Revolving Credit Lenders shall have consented to the forms of the Fifteenth Amendment Permitted Advance Payment Agreement, the Fifteenth Amendment Commercial Contracts and the Fifteenth Amendment Subordination Agreement, in each case, with [***].
c.Fees and Expenses. The Borrower shall have paid to the Administrative Agent all other fees and expenses required to be paid by the Borrower under Section 12.03 of the Credit Agreement (other than fees of counsel to the Administrative Agent), including those payable pursuant to that certain fee letter by and between the Borrower and the Administrative Agent, dated as of the date hereof.
Section 5.Representations and Warranties of the Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to Lenders and Administrative Agent as follows:
a.Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Credit Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.
b.Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

c.Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by such Credit Party of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, such Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon such Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made such Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Loan Documents).
d.Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
e.Acknowledgment of No Defenses. Such Credit Party acknowledges that it has no defense to such Credit Party’s obligation to pay the Obligations when due, or the validity, enforceability or binding effect against such Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.
Section 6.Miscellaneous.
a.Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.
b.Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
c.Counterparts. This Amendment may be executed in counterparts, including, without limitation, by an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”), and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party, the Administrative Agent and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Fifteenth Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
d.Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
e.Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
f.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature pages to follow]

BORROWER:        gran tierra energy international
        holdings ltd.
By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

PARENT:        GRAN TIERRA ENERGY INC.
By:      /s/ Ryan Ellson
Name: Ryan Ellson
Title:  Executive Vice President and Chief Financial
    Officer

1

ADMINISTRATIVE AGENT:     THE BANK OF NOVA SCOTIA,
By:       /s/ Ana Espinoza
Name:  Ana Espinoza
Title:    Director, International Banking

By:      /s/ Daniel Gracian
Name:   Daniel Gracian
Title:     Director, International Banking

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

LENDERS:     THE BANK OF NOVA SCOTIA, as a Lender
By:       /s/ Ana Espinoza
Name:  Ana Espinoza
Title:    Director, International Banking

By:       /s/ Ana Espinoza
Name:   Daniel Gracian
Title:     Director, International Banking

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

    SOCIÉTÉ GÉNÉRALE,
as a Lender

By:      /s/ Roberto Simon
Name: Roberto Simon
Title:    Managing Director

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

    HSBC BANK CANADA,
    as a Lender

By:      /s/ Sherry Gauthier
Name: Sherry Gauthier
Title:    Assistant Vice President, Sales &     Operations,
             Commercial Banking, Prairies Region

By:      /s/ Bruce Robinson           _
Name: Bruce Robinson
Title:   VP, Energy Financing

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

    EXPORT DEVELOPMENT CANADA,
    as a Lender

By:      /s/ Sylvain Emond
Name: Sylvain Emond
Title: Project Finance Manager

By:      /s/ Ashley Glen
Name: Ashley Glen
Title: Project Finance Manager

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

    ROYAL BANK OF CANADA,
    as a Lender

By:      /s/ Maria Hushovd
Name: Maria Hushovd
Title: Authorized Signatory

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

    CANADIAN IMPERIAL BANK OF COMMERCE,
    as a Lender

By:      /s/ Ryan Shea
Name: Ryan Shea
Title:   Director

By:      /s/ Graydon Falls
Name: Graydon Falls
Title:   Executive Director

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Signature Page – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Each of the undersigned Guarantors (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents and Security Instruments to which it is a party (including, without limitation, the Guaranty Agreement, dated as of September 18, 2015, each as amended, modified or supplemented) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:
GRAN TIERRA ENERGY INC.

By:      /s/ Ryan Ellson
Name: Ryan Ellson
Title:  Executive Vice President and Chief
    Financial Officer

GRAN TIERRA ENERGY COLOMBIA, LLC

By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

GRAN TIERRA RESOURCES LIMITED

By:      /s/ Ryan Ellson
Name: Ryan Ellson
Title:  Chief Financial Officer

GRAN TIERRA ENERGY CAYMAN ISLANDS INC.

By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

Signature Page to Guarantor Reaffirmation – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

PETROLIFERA PETROLEUM (COLOMBIA) LIMITED

By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

GRAN TIERRA COLOMBIA INC.

By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

GRAN TIERRA ENERGY RESOURCES INC.

By:     /s/ Manuel Buitrago
Name: Manuel Buitrago
Title:     President

Signature Page to Guarantor Reaffirmation – Fifteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Exhibit A

Form of Permitted Advance Payment Agreement
[Attached.]

Exhibit A

Exhibit B

Form of Subordination Agreement
[Attached.]

Exhibit B